                                    23(h)(3)b
 Expense Limitation Agreement (updated Schedule A and B only, dated May 1, 2009)

                                                                               .
                                                                               .
                                                                               .

                                   SCHEDULE A
                           TRANSAMERICA SERIES TRUST
                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Company as of May 1, 2009:

                                                                  MAXIMUM
FUND NAME                                                        OPERATING     EXPENSE LIMIT
---------                                                     --------------   -------------
Transamerica American Century Large Company Value VP          April 30, 2010        1.35%
Transamerica Asset Allocation - Conservative VP               April 30, 2010        0.25%
Transamerica Asset Allocation - Growth VP                     April 30, 2010        0.25%
Transamerica Asset Allocation - Moderate Growth VP            April 30, 2010        0.25%
Transamerica Asset Allocation - Moderate VP                   April 30, 2010        0.25%
Transamerica Balanced VP                                      April 30, 2010        1.40%
Transamerica BlackRock Global Allocation VP                   April 30, 2010        0.25%
Transamerica BlackRock Large Cap Value VP                     April 30, 2010        1.00%
Transamerica BlackRock Tactical Allocation VP                 April 30, 2010        0.25%
Transamerica Capital Guardian Value VP                        April 30, 2010        0.87%
Transamerica Clarion Global Real Estate Securities VP         April 30, 2010        1.00%
Transamerica Convertible Securities VP                        April 30, 2010        1.25%
Transamerica Efficient Markets VP                             April 30, 2010        0.52%
Transamerica Equity VP                                        April 30, 2010        0.85%
Transamerica Equity II VP                                     April 30, 2010        0.30%
Transamerica Federated Market Opportunity VP                  April 30, 2010        1.00%
Transamerica Growth Opportunities VP                          April 30, 2010        1.15%
Transamerica Hanlon Balanced VP                               April 30, 2010        1.00%
Transamerica Hanlon Growth VP                                 April 30, 2010        1.00%
Transamerica Hanlon Growth and Income VP                      April 30, 2010        1.00%
Transamerica Hanlon Managed Income VP                         April 30, 2010        1.00%
Transamerica Index 50 VP                                      April 30, 2010        0.37%
Transamerica Index 75 VP                                      April 30, 2010        0.37%
Transamerica International Moderate Growth VP                 April 30, 2010        0.25%
Transamerica Jennison Growth VP                               April 30, 2010        0.94%
Transamerica JPMorgan Core Bond VP                            April 30, 2010        0.70%
Transamerica JPMorgan Enhanced Index VP                       April 30, 2010        0.84%
Transamerica JPMorgan Mid Cap Value VP                        April 30, 2010        1.00%
Transamerica Legg Mason Partners All Cap VP                   April 30, 2010        0.90%
Transamerica Marsico Growth VP                                April 30, 2010        1.00%
Transamerica MFS High Yield VP                                April 30, 2010        1.05%
Transamerica MFS International Equity VP                      April 30, 2010       1.125%
Transamerica Money Market VP                                  April 30, 2010        0.57%
Transamerica Munder Net50 VP                                  April 30, 2010        1.00%
Transamerica PIMCO Total Return VP                            April 30, 2010        1.20%
Transamerica ProFund UltraBear VP                             April 30, 2010        0.98%
Transamerica Science & Technology VP                          April 30, 2010        0.98%
Transamerica Small/Mid Cap Value VP                           April 30, 2010        0.89%
Transamerica Strategic Selection Fund VP                      April 30, 2010        0.10%
Transamerica T. Rowe Price Equity Income VP                   April 30, 2010        0.88%
Transamerica T. Rowe Price Growth Stock VP                    April 30, 2010        0.89%
Transamerica T. Rowe Price Small Cap VP                       April 30, 2010        1.00%
Transamerica Templeton Global VP                              April 30, 2010        1.00%

                                                                  MAXIMUM
FUND NAME                                                        OPERATING     EXPENSE LIMIT
---------                                                     --------------   -------------
Transamerica Third Avenue Value VP                            April 30, 2010        1.00%
Transamerica U.S. Government Securities VP                    April 30, 2010        0.63%
Transamerica Value Balanced VP                                April 30, 2010        1.00%
Transamerica Van Kampen Active International Allocation VP    April 30, 2010        1.07%
Transamerica Van Kampen Large Cap Core VP                     April 30, 2010        0.84%
Transamerica Van Kampen Mid-Cap Growth VP                     April 30, 2010        1.00%

                                   SCHEDULE B
                           TRANSAMERICA SERIES TRUST
                     FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

                                   FUND NAME

Transamerica American Century Large Company Value VP
Transamerica Asset Allocation - Conservative VP
Transamerica Asset Allocation - Growth VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica Asset Allocation - Moderate VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Capital Guardian Value VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Convertible Securities VP
Transamerica Efficient Markets VP
Transamerica Equity VP
Transamerica Equity II VP
Transamerica Federated Market Opportunity VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica Legg Mason Partners All Cap VP
Transamerica Marsico Growth VP
Transamerica MFS High Yield VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Munder Net50 VP
Transamerica PIMCO Total Return VP

                                   FUND NAME

Transamerica ProFund UltraBear VP
Transamerica Science & Technology VP
Transamerica Small/Mid Cap Value VP
Transamerica Strategic Selection Fund VP
Transamerica T. Rowe Price Equity Income VP
Transamerica T. Rowe Price Growth Stock VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Templeton Global VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica Value Balanced VP
Transamerica Van Kampen Active International Allocation VP
Transamerica Van Kampen Large Cap Core VP
Transamerica Van Kampen Mid-Cap Growth VP